EXHIBIT 10.19



                                 PROMISSORY NOTE

$3,000,000                                                  Somerset, New Jersey
                                                               February 22, 2001


     FOR VALUE RECEIVED, the undersigned, Reuben F. Richards, Jr. (the "Borrower"), hereby promises to pay to the order of EMCORE Corporation (the "Company"), in lawful money of the United States of America in immediately available funds, at its offices at 145 Belmont Drive, Somerset, New Jersey 08873 (or such other place as Company may direct) the principal sum of THREE MILLION DOLLARS AND NO CENTS ($3,000,000.00). Principal and accrued interest shall be payable on February 22, 2004 (the "Maturity Date") at the foregoing address.

     1. Interest. Interest shall accrue on the unpaid principal balance of this Note at a rate of 5.18% per annum, compounded annually. Interest shall be payable on the Maturity Date.

     2. Limited Recourse. The Company's recourse in respect of the Borrower's obligations under this Note shall be limited to the Collateral (as defined in the Pledge Agreement, dated as of the date hereof, between the Company and the Borrower (the "Pledge Agreement")).

     3. Security. All obligations of Borrower under this Note are secured by a pledge of certain shares of EMCORE Corporation common stock ("Common Stock") pursuant to the Pledge Agreement. By executing this Note, the Borrower hereby agrees to execute such other instruments as the Company may direct in order to evidence and perfect Company's security interest in such Common Stock (together with the Pledge Agreement, the "Pledge Documents").

     4. Covenant of the Borrower. Upon receipt of the proceeds of this Note, the Borrower shall apply all such proceeds towards the purchase of a personal residence.

     5. Voluntary Prepayments. The Borrower may, at his option, prepay at any time all or any portion of the principal amount of this Note then outstanding, together with all accrued interest thereon through the date of such prepayment, without premium or penalty.

     6. Acceleration.

     (a) If the Borrower voluntarily terminates his employment with the Company for any reason or if the Company terminates the Borrower's employment without cause, the Company shall have the right to accelerate all or part of the amounts outstanding under this Note. If the Borrower is terminated for cause, all principal and interest outstanding under this Note will automatically become due


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and payable  sixty (60) calendar days after the  termination  of the  Borrower's service with the Company.

     (b) The Company will have the right to accelerate the principal and interest due under this Note upon the occurrence of the following events: (i) there is default under, or a breach of, any covenant, representation or warranty of the Borrower under this Note or the Pledge Documents, (ii) the Borrower applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law or (iii) an order, judgment or decree is entered by any court of competent jurisdiction, without the application, approval or consent of the Borrower, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days; provided that if an event specified in (ii) or
(iii) above shall occur, all principal and interest outstanding under this Note shall become automatically due and payable.


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     7. Notices. All notices and other  communications  required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid to the below listed parties at the following addresses:

                If to the Company, to:

                EMCORE Corporation
                145 Belmont Drive
                Somerset, NJ  08873
                Attention:   CFO

     If to the Borrower, at the address set forth at the end of this Note, or to such other address as either party shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt and the third business day after the date of mailing thereof.

     8. Amendments. No amendment of this Note shall be effective unless in writing and signed by the Borrower and the Company.

     9. Waiver. The Borrower, for himself and his legal representatives and successors, hereby expressly waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Note.

     10. No Set-Off. This Note is not subject to set-off by the Borrower for any amounts for any reason.

     11. Effect of Delay or Omission. No delay or omission of the Company in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.

     12. Costs of Collection. The Borrower will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the Company in enforcing this Note or the obligations hereby evidenced, to the extent permitted by law.

     13. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of New Jersey, without regard to any conflict of laws rules.

     14. Headings. The section and paragraph headings hereof are for convenience of reference only and shall not be deemed to construe or affect the meaning of any of the provisions hereof.


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     IN WITNESS  WHEREOF,  the Borrower  has  executed  this Note as of the date first above written, and by such execution acknowledges each of the provisions of this Note.

                                    /s/ Reuben F. Richards, Jr.
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                                        Reuben F. Richards, Jr.

                                    Address:

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